Exhibit 24.1
HANOVER COMPRESSOR COMPANY
Power of Attorney
     The undersigned Hanover Compressor Company, a Delaware corporation, and certain of its officers and/or directors, do each hereby constitute and appoint John E. Jackson and Lee E. Beckelman, and each of them, with full power of substitution and re-substitution, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements of said Hanover Compressor Company on Form S-3 and any and all amendments thereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933, as amended (the “Act”)); hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
     Executed the 21st day of February, 2006.

HANOVER COMPRESSOR COMPANY

By:	/s/ JOHN E. JACKSON President and Chief Executive Officer
ATTEST:

/s/ SUSAN G. MILLER Assistant Secretary

Signature	Title	Date Executed

/s/ JOHN E. JACKSON	President, Chief Executive	February 23, 2006
John E. Jackson	Officer and Director

/s/ LEE E. BECKELMAN	Vice President and Chief	February 23, 2006
Lee E. Beckelman	Financial Officer

/s/ ANITA H. COLGLAZIER	Vice President and	February 23, 2006
Anita H. Colglazier	Controller

/s/ I. JON BRUMLEY I. Jon Brumley	Director	February 22, 2006

/s/ TED COLLINS, JR. Ted Collins, Jr.	Director	February 23, 2006

/s/ MARGARET K. DORMAN Margaret K. Dorman	Director	February 23, 2006

/s/ ROBERT R. FURGASON Robert R. Furgason	Director	February 23, 2006

/s/ VICTOR E. GRIJALVA Victor E. Grijalva	Director	February 23, 2006

/s/ GORDON T. HALL Gordon T. Hall	Director	February 23, 2006

/s/ STEPHEN M. PAZUK Stephen M. Pazuk	Director	February 21, 2006

/s/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director	February 23, 2006